PRELIMINARY PROXY CARD
DATED MARCH 8, 2017, SUBJECT TO COMPLETION

FCB BANCORP, INC.
293 North Hubbards Lane
Louisville, Kentucky 40207

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger dated December 19, 2016 (the "Merger Agreement"), by and between MainSource Financial Group, Inc. ("MainSource") and FCB Bancorp, Inc. ("FCB"), pursuant to which FCB will merge with and into MainSource (the "Merger"), and to approve the Merger.	☐	☐	☐
2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Merger Agreement and the Merger.	☐	☐	☐

NOTE: In their discretion, to vote upon such other matters as may properly come before the meeting or any adjournment thereof. The board of directors is not aware of any such other matters.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000316881_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com FCB BANCORP, INC. Special Meeting of Shareholders [TBD], 2017 _:00 _M This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) H. David Hale and Brian G. Karst, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FCB BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at _:00 _M, on [TBD], at FCB Bancorp, Inc., 295 North Hubbards Lane, Lower Level, Louisville, Kentucky 40207, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The board of directors of FCB unanimously recommends that FCB shareholders vote (1) ‘‘FOR'' approval and adoption of the Merger Agreement and the Merger and (2) ‘‘FOR'' adjournment of the special meeting, if necessary. Continued and to be signed on reverse side 0000316881_2 R1.0.1.15